Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Axonyx Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gosse B. Bruinsma, M.D., Chief Operating Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gosse B. Bruinsma, M.D.

Gosse B. Bruinsma, M.D.
Chief Operating Officer and Treasurer (Principal Financial and Accounting Officer)
August 11, 2003

A signed original of this written statement required by Section 906 has been provided to Axonyx Inc. and will be retained by Axonyx Inc. and furnished to the Securities and Exchange Commission or its staff upon request.